Investment objective

The Fund's investment objective is to seek long-term capital appreciation primarily through investments in equity securities listed in Taiwan.

Fund facts	(as at 10/31/15)
Net asset value per share	$17.38
Market price	$15.35
Premium/discount	-11.68%
Total net assets	$ 142.96 m
Market cap	$ 126.24 m

Fund statistics
Investment adviser (date of appointment)	JF International Management, Inc. (07/22/14)
Fund manager	Shumin Huang
Listed	NYSE
Launch date	12/23/86
Shares outstanding	8,224,330
Last dividend (Ex-dividend date)	$2.6332 (December 26, 2014)
Benchmark	TAIEX Total Return Index

Fund codes
Bloomberg	TWN
Sedol	286987895
CUSIP	874036106
ISIN	US8740361063

10 year performance data	(as at 10/31/15)

Cumulative performance*				(as at 10/31/15)
%	1m	3m	YTD	1Y	3Y	5Y	10Y
The Taiwan Fund, Inc.	4.4	-1.8	-2.9	-1.5	22.1	13.6	86.5
Market Price	6.1	-2.6	-6.1	-3.8	17.0	9.0	84.4
TSE Index	6.1	-4.0	-10.5	-10.7	7.4	-2.6	53.4
TAIEX Total Return IndexA	6.1	-2.7	-7.0	-7.2	18.5	15.9	121.2
MSCI Taiwan Index	5.6	-5.4	-7.9	-8.7	18.8	15.8	79.9

Rolling 12 month performance*				(as at 10/31/15)
%	2015/2014	2014/2013	2013/2012	2012/2011	2011/2010
The Taiwan Fund, Inc.	-1.5	-3.4	28.4	-6.9	-0.1
Market Price	-3.8	-2.1	24.2	-2.1	-4.8
TSE Index	-10.7	2.6	17.2	-3.3	- -6.3
TAIEX Total Return IndexA	-7.2	5.7	20.7	0.0	-2.1
MSCI Taiwan Index	-8.7	10.1	18.1	0.6	-3.1

Top 10 holdings	(as at 10/31/15)
Holding	Fund %
Taiwan Semiconductor Manufacturing Co., Ltd.	9.6
Hon Hai Precision Industry Co., Ltd.	6.2
Cathay Financial Holding Co., Ltd.	3.3
Delta Electronics, Inc.	3.1
Catcher Technology Co., Ltd.	3.1
Largan Precision Co., Ltd.	2.9
Uni-President Enterprises Corp.	2.9
Eclat Textile Co., Ltd.	2.7
Ennoconn Corp.	2.7
Fubon Financial Holding Co., Ltd.	2.7

*	In US Dollar terms
A	TAIEX Total Return Index (prior to January 1, 2003, TAIEX Index)

Sector breakdown	(as at 10/31/15)

Sector	Fund %	BenchmarkA	Deviation
Automobile	0.0%	1.7%	-1.7%
Biotechnology & Medical Care	0.0%	0.9%	-0.9%
Building Material & Construction	0.0%	1.7%	-1.7%
Cement	0.0%	1.1%	-1.1%
Chemical	0.0%	1.0%	-1.0%
Communications & Internet	0.9%	6.5%	-5.6%
Computer & Peripheral Equipment	6.8%	6.0%	0.8%
Electric & Machinery	10.8%	1.8%	9.0%
Electrical & Cable	0.0%	0.3%	-0.3%
Electronic Parts & Components	6.9%	4.5%	2.4%
Electronic Products Distribution	0.0%	0.8%	-0.8%
Electronics	0.8%	0.0%	0.8%
Financial & Insurance	11.5%	14.4%	-2.9%
Foods	2.9%	2.1%	0.8%
Glass & Ceramic	0.0%	0.2%	-0.2%
Information Service	0.0%	0.2%	-0.2%
Iron & Steel	0.0%	1.9%	-1.9%
Oil, Gas & Electricity	1.3%	3.3%	-2.0%
Optoelectronic	5.9%	4.0%	1.9%
Other	4.4%	3.7%	0.7%
Other Electronic	13.8%	7.9%	5.9%
Paper & Pulp	0.0%	0.2%	-0.2%
Plastics	3.9%	6.4%	-2.5%
Rubber	0.0%	1.3%	-1.3%
Semiconductor	17.0%	21.8%	-4.8%
Shipping & Transportation	1.2%	1.8%	-0.6%
Textiles	6.1%	2.3%	3.8%
Tourism	0.0%	0.5%	-0.5%
Trading & Consumers' Goods	2.7%	1.7%	1.0%
Cash	3.1%	0.0%	3.1%
Overall Total	100.0%	100.0%	0.0%

Review

The TAIEX Total Return Index closed October 6.1% higher. Market gains seemed to be mainly fueled by global central banks maintaining loose monetary policies, coupled with the National Stabilization Fund’s continued support in the market. However, the market’s increase in October was less than its peers in the region, due in part to Apple’s supply chain names correcting on concerns over new iPhone demand. Macro data released in October was also muted with export orders and industrial production remaining in negative territory. Third quarter 2015 (3Q15) gross domestic product fell by 1.0% over the year. Nevertheless, almost all sectors rose during the month, led by the biotech, petrochemicals and the auto sectors. Only the textile and the food sectors underperformed. The technology sector performed in-line with the index amid profit taking in the Apple supply chain.

The Fund’s overweight position in the electric & machinery sector, continued to be a major contributor in October. The Fund’s stock selection in the solar sector also helped, thanks to strong demand from China following the Chinese government’s announcement of an ambitious new installation target for 2016. Meanwhile, the Fund’s position in the textile sector suffered from profit taking amid relatively high valuation. The Apple supply chain names also detracted due to concerns over slowdown in the shipment growth of iPhones. The Fund underperformed the TAIEX Total Return Index by 1.7% in October.

Outlook

Previous earnings downgrades for some companies now appear to have been overly pessimistic as actual 3Q15 results were better than expected with some of the latest earnings revisions turning positive. Recent trends support our view that in the fourth quarter of 2015 the technology sector will be nearing the later stages of its inventory correction phase. Market sentiment was buoyed by recent merger and acquisition activity (M&A) in the upstream technology sector. Such activity included the Advanced Semiconductor Engineering/Siliconware Precision Industries/Hon Hai Precision Industry saga, MediaTek’s acquisition of ILI Technology and Richtek Technology, as well as Tsinghua Unigroup’s investment in Powertech Technology. Investors expect more M&A activity to follow. Market confidence was also boosted by recent suggestions that capital gains tax on securities investments may be abolished, which could be a major catalyst for the return of local retail investors to the market.

Full portfolio holdings	(as at 10/31/15)

Holding	Market Value USD	Fund %
Semiconductor	24,243,837	17.0%
Taiwan Semiconductor Manufacturing Co., Ltd.	13,766,261	9.6%
MediaTek, Inc.	2,986,878	2.1%
Advanced Semiconductor Engineering, Inc.	2,317,125	1.6%
ASPEED Technology, Inc.	2,067,310	1.4%
CHIPBOND Technology Corp.	1,254,923	0.9%
United Microelectronics Corp.	1,125,723	0.8%
Silergy Corp.	512,114	0.4%
Siliconware Precision Industries Co.	213,503	0.2%
Other Electronic	19,687,049	13.8%
Hon Hai Precision Industry Co., Ltd.	8,805,443	6.2%
Catcher Technology Co., Ltd.	4,376,608	3.1%
Tung Thih Electronic Co., Ltd.	3,139,449	2.2%
Bizlink Holding, Inc.	1,281,465	0.9%
Voltronic Power Technology Corp.	1,042,451	0.7%
Sporton International, Inc.	1,041,633	0.7%
Financial & Insurance	16,491,387	11.5%
Cathay Financial Holding Co., Ltd	4,654,650	3.3%
Fubon Financial Holding Co., Ltd.	3,800,289	2.7%
CTBC Financial Holding Co., Ltd.	1,919,869	1.3%
E.Sun Financial Holding Co., Ltd.	1,867,500	1.3%
China Life Insurance Co., Ltd.	1,566,611	1.1%
Yuanta Financial Holding Co., Ltd.	1,504,607	1.0%
China Development Financial Holding Corp.	1,177,861	0.8%
Electric & Machinery	15,463,279	10.8%
Hota Industrial Manufacturing Co., Ltd.	3,792,344	2.7%
Yeong Guan Energy Technology Group Co., Ltd.	3,576,013	2.5%
Iron Force Industrial Co., Ltd.	2,879,993	2.0%
Cub Elecparts, Inc.	2,635,574	1.8%
Macauto Industrial Co., Ltd.	1,703,020	1.2%
Sumeeko Industries Co., Ltd.	485,896	0.3%
Airtac International Group	390,439	0.3%
Electronic Parts & Components	9,792,388	6.9%
Delta Electronics, Inc.	4,448,688	3.1%
King Slide Works Co., Ltd.	3,389,561	2.4%
Z hen Ding Technology Holding Ltd.	797,548	0.6%
Flexium Interconnect, Inc.	641,933	0.4%
Cheng Uei Precision Industry Co., Ltd.	514,658	0.4%
Computer & Peripheral Equipment	9,715,872	6.8%
Ennoconn Corp.	3,805,689	2.7%
Pegatron Corp.	3,512,690	2.4%
Advantech Co., Ltd.	1,675,897	1.2%
Posiflex Technology, Inc.	721,596	0.5%
Textiles	8,648,075	6.1%
Eclat Textile Co., Ltd.	3,910,083	2.8%
Makalot Industrial Co., Ltd.	2,845,482	2.0%
Toung Loong Textile Manufacturing Co., Ltd.	1,892,510	1.3%

Full portfolio holdings (cont'd)

Holding	Market Value USD	Fund %
Optoelectronic	8,496,143	5.9%
Largan Precision Co., Ltd.	4,216,736	2.9%
Gigasolar Materials Corp.	2,173,518	1.5%
Radiant Opto-Electronics Corp.	1,826,266	1.3%
Innolux Corp.	279,623	0.2%
Other	6,356,520	4.4%
Taiwan Paiho Ltd.	2,006,081	1.4%
Pou Chen Corp.	1,782,556	1.2%
Sunspring Metal Corp.	982,907	0.7%
KMC Kuei Meng International, Inc.	858,992	0.6%
Giant Manufacturing Co., Ltd.	725,984	0.5%
Plastics	5,510,416	3.9%
Nan Ya Plastics Corp.	2,106,609	1.5%
Formosa Plastics Corp.	1,769,849	1.2%
Formosa Chemicals & Fibre Corp.	1,633,958	1.2%
Foods	4,140,642	2.9%
Uni-President Enterprises Corp.	4,140,642	2.9%
Trading & Consumers' Goods	3,919,013	2.7%
Poya Co., Ltd.	1,696,209	1.2%
President Chain Store Corp.	1,543,641	1.1%
Taiwan FamilyMart Co., Ltd.	679,163	0.4%
Oil, Gas & Electricity	1,856,676	1.3%
Formosa Petrochemical Corp.	1,856,676	1.3%
Shipping & Transportation	1,715,974	1.2%
Eva Airways Corp.	893,097	0.6%
China Airlines Ltd.	822,877	0.6%
Communications & Internet	1,246,609	0.9%
Wistron NeWeb Corp.	1,246,609	0.9%
Electronics	1,208,020	0.8%
Silicon Motion Technology Corp.	1,208,020	0.8%
Cash	4,464,475	3.1%
Grand Total	142,956,375	100.0%

Source: MSCI. Neither MSCI nor any other party involved in or related to compiling, computing or creating the MSCI data makes any express of implied warranties or representations with respect to such data (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such data. Without limiting any of the foregoing, in no event shall MSCI, any of its affiliates or any third party involved in or related to compiling computing or creating the data have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages. No further distribution or dissemination of the MSCI data is permitted without MSCI's express written consent.

Important Information

This document is issued and approved by JF International Management, Inc. ("JFIMI"), as investment advisor of The Taiwan Fund, Inc. (the ''Fund''). JFIMI is an investment advisor registered with the US Securities and Exchange Commission. Certain information herein is believed to be reliable but has not been verified by JFIMI. JFIMI makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from this newsletter.

The Fund is classified as a diversified investment company under the US Investment Company Act of 1940 as amended. It meets the criteria of a closed end US fund and its shares are listed on the New York Stock Exchange. JFIMI has been appointed investment advisor to the Fund.

This newsletter does not constitute an offer of shares. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are bought and sold on the open market through a stock exchange. JFIMI, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell any security, including the securities, commodities, currencies or financial instruments referred to herein.

Portfolio holdings are subject to change daily.

It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.

Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:

Discretionary investment is not risk-free. The past operating performance does not guarantee a minimum return for the discretionary investment fund. Apart from exercising the duty of care of a prudent adviser, JFIMI will not be responsible for the profit or loss of the discretionary investment fund, nor guarantee a minimum return.

•	It should be noted that investment in the Fund is only suitable for sophisticated investors who are aware of the risk of investing in Taiwan and should be regarded as long term. Funds which invest in one country carry a higher degree of risk than those with portfolios diversified across a number of markets.
•	Investment in the securities of smaller and unquoted companies can involve greater risk than is customarily associated with investment in larger, more established, companies. In particular, smaller companies often have limited product lines, markets or financial resources and their management may be dependent on a smaller number of key individuals. In addition, the market for stock in smaller companies is often less liquid than that for stock in larger companies, bringing with it potential difficulties in acquiring, valuing and disposing of such stock. Proper information for determining their value, or the risks to which they are exposed, may not be available.
•	Investments within emerging markets such as Taiwan can be of higher risk. Many emerging markets, and the companies quoted on their stock exchanges, are exposed to the risks of political, social and religious instability, expropriation of assets or nationalization, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation which may affect the Fund's income and the value of its investments.
•	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stock markets, and equities are less liquid. Volatility of prices can also be greater than in more developed stock markets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be undeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.